                                                                   EXHIBIT 10.22


                               SUPPORT AGREEMENT

         This Support Agreement (this "Agreement") dated as of September 21, 1998 is by and among Enron Corp., an Oregon corporation ("Enron"), EOTT Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and EOTT Energy Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership"). Any capitalized terms used but not defined herein shall have the meaning given to such term in the Ancillary Agreement dated as of March 25, 1994, as amended, among each of the parties hereto (the "Ancillary Agreement") or in the Amended and Restated Agreement of Limited Partnership of EOTT Energy Partners, L.P. dated as of March 25, 1994, as amended (the "Partnership Agreement"). The term "Closing" shall mean the Closing as defined in the Purchase and Sale Agreement (the "Purchase Agreement") dated the date hereof among the Partnership, the Operating Partnership, Koch Pipeline Company, L.P. and Koch Oil Company, a division of Koch Industries, Inc.

                                    RECITALS

         WHEREAS, simultaneously with the execution of this Agreement, the Partnership and the Operating Partnership have entered into the Purchase Agreement with Koch Pipeline Company, L.P. and Koch Oil Company, a division of Koch Industries, Inc. (collectively, "Koch") providing for the purchase by the Partnership or its designee of certain assets of Koch in exchange for cash and Common Units and Subordinated Units of the Partnership; and

         WHEREAS, in order to effect the Closing, the Partnership or its designee must obtain funds for the cash portion of the purchase price; and in order to own and operate the assets to be acquired pursuant to the Purchase Agreement, the Partnership or its designee must arrange for a new credit facility that provides for more credit support than is available under the existing credit facility with Enron; and

         WHEREAS, pursuant to the Ancillary Agreement, Enron undertook, among other things, to purchase from the Partnership up to $29 million in APIs at any one time Outstanding in order to support distributions of Available Cash to holders of Common Units through the end of the first quarter of 1999; and pursuant to such undertaking Enron has purchased approximately $21.9 million in APIs, all of which remain Outstanding; and

         WHEREAS, the parties hereto believe that an increase and extension of Enron's distribution support commitment will have a positive impact on the value of the Common Units and Subordinated Units to be issued to Koch at the Closing; and

         WHEREAS, this Agreement is a material inducement to Koch to enter into the Purchase Agreement; and

         WHEREAS, in consideration of the agreements of the Partnership herein, Enron is willing (a) to provide financing to enable the Partnership or its designee to effect the Closing; (b) to enter into a new credit facility that provides for increased credit support for the Partnership




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or its designee; and (c) if certain proposals are approved by the requisite vote of Unitholders at a special meeting of Unitholder (the "Special Meeting") to be held following the Closing, to extend its distribution support through the quarter ending December 31, 2001 and to increase the unused portion of such commitment to $29 million;

         NOW THEREFORE, for and in consideration of the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.  BRIDGE LOAN, SENIOR LOAN AND CREDIT FACILITY.

         (a) Enron and the Operating Partnership hereby agree that as soon as practical they will enter into a loan agreement providing for a $100,000,000 bridge loan on the terms and conditions set forth in Exhibit A to this Agreement and that they will effect the funding of such bridge loan simultaneously with the Closing.

         (b) Enron and the Operating Partnership hereby agree that as soon as practical they will enter into a loan agreement providing for a $175,000,000 senior loan on the terms and conditions set forth in Exhibit B to this Agreement and that they will effect the funding of such senior loan simultaneously with the Closing.

         (c) Enron and the Operating Partnership hereby agree that as soon as practical they will enter into a $1,000,000,000 revolving credit facility on the terms and conditions set forth in Exhibit C to this Agreement and that such credit facility shall become effective simultaneously with the Closing.

         2. ISSUANCE OF ADDITIONAL SPECIAL UNITS AT THE CLOSING. Enron hereby agrees to cancel $21,927,641 in APIs now outstanding upon the earlier to occur of (i) the approval of the Proposals (as defined in this Agreement) or (ii) May 17, 1999. Simultaneously with the Closing, and in consideration of Enron's binding commitment to cancel $21,927,641 in APIs now outstanding, the Partnership will issue to Enron 1,150,000 Special Units, having rights and privileges identical to the existing Special Units.

         3. THE SPECIAL MEETING. The Partnership agrees that, as soon as practical following the Closing, it will call the Special Meeting for the purpose of considering and voting upon the following proposals (collectively, the "Proposals"):

         (a) A proposal (the "Common Units Proposal") that, if approved by the requisite vote of the holders of at least 2/3 of the outstanding Common Units and Special Units, voting at the Special Meeting together as a single class, will permit the Partnership to issue up to 10,000,000 additional Common Units for any Partnership purpose, including issuance in a public offering in order to repay indebtedness and for future acquisitions; and



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         (b) A proposal (the "Listing Proposal") that, if approved by the requisite vote of the holders of a majority of the outstanding Common Units, will permit the listing on the New York Stock Exchange of Common Units to be issued by the Partnership in exchange for the Special Units; in accordance with the terms of the Special Units, the Listing Proposal, if so approved, will result in a change in the terms of the Special Units to provide that each Special Unit is convertible into one Common Unit at the option of the holder of such Special Units.

         4. EVENTS OCCURRING UPON APPROVAL OF PROPOSALS. If each of the Proposals is approved by the requisite vote of Unitholders entitled to vote thereon, then immediately following the receipt of such approvals:

         (a) Enron will convert all Special Units into Common Units;

         (b) If additional APIs have been issued between the date hereof and the date of such vote, the Partnership will issue to Enron additional Common Units in exchange for such additional APIs, on the basis of one Common Unit for each $19.00 of additional APIs, so that immediately following such issuance there will be no APIs outstanding; and

         (c) The Ancillary Agreement will be amended (without any further action on the part of the parties thereto) as follows:

             The definition of the term "Support Period" is hereby amended in its entirety to read as follows:

         "SUPPORT PERIOD" shall mean the period commencing upon the Closing Date and ending upon the earliest to occur of (a) the Liquidation Date, (b) December 31, 2001, and (c) the removal of EOTT (or other Person that is an affiliate of Enron (ignoring for this purpose the proviso in the definition of "Affiliate")) as General Partner of the MLP pursuant to
         Section 13.2 of the MLP Agreement under circumstances where Cause does not exist.

         5.       MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, legal representatives and assigns.

                  (c) The obligations of the parties hereunder are conditioned upon the satisfaction (or waiver acceptable to the parties hereto) of the conditions to the obligations of Buyer (as such term is defined in the Purchase Agreement) to effect the Closing and the occurrence of the Closing.


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EXECUTED by each of the parties hereto as of the date written above.

                     ENRON CORP.


                     By:     /s/ Louis E. Potempa
                          ------------------------------------------
                     Name:   Louis E. Potempa
                          ------------------------------------------
                     Title:  Vice President, Corporate Development
                          ------------------------------------------

                     EOTT ENERGY PARTNERS, L.P.
                     By:     EOTT Energy Corp., General Partner


                     By:     /s/  Michael D. Burke
                          ------------------------------------------
                     Name:   Michael D. Burke
                          ------------------------------------------
                     Title:  Chief Executive Officer and President
                          ------------------------------------------

                     EOTT ENERGY OPERATING LIMITED PARTNERSHIP
                     By: EOTT Energy Corp., General Partner


                     By:     /s/ Michael D. Burke
                          ------------------------------------------
                     Name:   Michael D. Burke
                          ------------------------------------------
                     Title:  Chief Executive Officer and President
                          ------------------------------------------




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                                                                       EXHIBIT A

                             BRIDGE LOAN TERM SHEET

BORROWER:                  EOTT Energy Operating Limited Partnership ("EOTT").

LENDER: Enron Capital Management ("ECM"), a division of and on behalf of Enron Corp., ("Enron") an Oregon corporation.


FACILITY:                  A $100,000,000 term loan.

USE OF FUNDS:              To finance the acquisition of certain assets from
                           Koch Industries, Inc.


LIBOR: Interest determined for periods ("Interest Periods") of one, two, three or six months (as selected by the Borrower) at an annual rate equal to London Interbank Offered Rate ("LIBOR") for corresponding deposits of U.S. dollars, plus appropriate margin. LIBOR to be determined two business days prior to first day of each Interest Period as the rate for the corresponding maturity on Telerate page 3750.. Interest shall be payable at the end of each Interest Period or quarterly, whichever is earlier, and calculated on the basis of actual number of days elapsed in a year of 360 days.

BASE RATE:                 Defined as the higher of (i) Federal Funds Rate, as
                           published by the Federal Reserve Bank of New York one business day in arrears, plus 1/2 of 1%, or (ii)
                           Prime Commercial Lending Rate published from time to time in the Wall Street Journal, calculated on the basis of actual number of days elapsed in a year of 365/366 days.

SPREAD OVER LIBOR:         Initially, 400 basis points. At the end of each
                           three month period, the spread will increase by 25 basis points.

DEFAULT INTEREST RATE:     Any amount of the principal and interest which is not
                           paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, at a rate per anum equal to the Base Rate plus [200] basis points.

INTEREST PAYMENT DATES:    Quarterly in arrears.

MATURITY DATE:             December 31, 1999.

REPAYMENT:                 All outstanding principal under the Facility is due
                           on the Maturity Date.

LOAN CONVERSION:           The Lender has the option at maturity to convert any
                           funded amount under the Facility, including any accrued interest, into EOTT common units at the Conversion Price. Upon Conversion, the Lender will have demand registration rights.

CONVERSION PRICE:          95% of the then publicly traded price per EOTT common
                           unit.

COSTS AND TAXATION:        All payments will be made free and clear of any
                           taxes. If necessary, the Borrower will reimburse the Lender for any taxes paid.

RANKING: The Facility shall rank parri passu with all other senior indebtedness of the Borrower.

COLLATERAL:                Unsecured.



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                                                                       EXHIBIT B

                             SENIOR LOAN TERM SHEET

BORROWER:                  EOTT Energy Operating Limited Partnership ("EOTT").

LENDER: Enron Capital Management ("ECM"), a division of and on behalf of Enron Corp., ("Enron") an Oregon corporation.



FACILITY:                  Up to $175,000,000 (single draw) term loan.

USE OF FUNDS:              To finance the acquisition of certain assets
                           from Koch Industries, Inc.


LIBOR: Interest determined for periods ("Interest Periods") of one, two, three or six months (as selected by the Borrower) at an annual rate equal to London Interbank Offered Rate ("LIBOR") for corresponding deposits of U.S. dollars, plus appropriate margin. LIBOR to be determined two business days prior to first day of each Interest Period as the rate for the corresponding maturity on Telerate page 3750.. Interest shall be payable at the end of each Interest Period or quarterly, whichever is earlier, and calculated on the basis of actual number of days elapsed in a year of 360 days.

BASE RATE:                 Defined as the higher of (i) Federal Funds Rate, as
                           published by the Federal Reserve Bank of New York one business day in arrears, plus 1/2 of 1%, or (ii)
                           Prime Commercial Lending Rate published from time to time in the Wall Street Journal, calculated on the basis of actual number of days elapsed in a year of 365/366 days.

SPREAD OVER LIBOR:         300 basis points.

DEFAULT INTEREST RATE:     Any amount of the principal and interest which is not
                           paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, at a rate per anum equal to the Base Rate plus 200 basis points.

INTEREST PAYMENT DATES:    Quarterly in arrears.

MATURITY DATE:             December 31, 1999.

REPAYMENT:                 All outstanding principal under the Facility is due
                           on the Maturity Date.

COSTS AND TAXATION:        All payments will be made free and clear of any
                           taxes. If necessary, the Borrower will reimburse the Lender for any taxes paid.

RANKING: The Facility shall rank parri passu with all other senior indebtedness of the Borrower.

COLLATERAL:                A 1st lien on all of the Borrower's assets.




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                                                                       EXHIBIT C

                          TRADING FACILITIES TERM SHEET

BORROWER:                  EOTT Energy Operating Limited Partnership ("EOTT").

LENDER: Enron Capital Management ("ECM"), a division of and on behalf of Enron Corp., ("Enron") an Oregon corporation.

FACILITY:                  A $1.0 billion three-year revolving borrowing base
                           credit facility.

FACILITY SUB-LIMITS:       Credit Instrument(s)                              Amount*
                           --------------------                             --------
                           Letters of Credit and Enron Corp. Guarantees     $900 million
                           Advances                                         $100 million

                           *Total outstandings at any time not to exceed  $1.0 billion.

USE OF FUNDS:              Letters of Credit and Guarantees are to facilitate
                           the purchase of crude oil for resale, and advances are for working capital requirements related to the purchase and resale of crude oil.

PRICING:                   Advances:           LIBOR plus 250 basis points p.a.
                                               payable monthly based on the
                                               average daily balance.

                           Letters of Credit:  Reimbursement of Lender's actual
                                               cost charged by the issuing
                                               Financial institution.

                           Guarantees:         No  charge   for  the  first  two
                                               years, thereafter a 50 basis
                                               points per annum charge on the
                                               amount in excess of [$330
                                               multiplied by the 20-day average
                                               price of WTI crude divided by
                                               $15].

LIBOR: Interest determined for periods ("Interest Periods") of one, two, three or six months (as selected by the Borrower) at an annual rate equal to London Interbank Offered Rate ("LIBOR") for corresponding deposits of U.S. dollars, plus appropriate margin. LIBOR to be determined two business days prior to first day of each Interest Period as the rate for the corresponding maturity on Telerate page 3750. Interest shall be payable at the end of each Interest Period or quarterly, whichever is earlier, and calculated on the basis of actual number of days elapsed in a year of 360 days.

BASE RATE:                 Defined as the higher of (i) Federal Funds Rate, as
                           published by the Federal Reserve Bank of New York one business day in arrears, plus 1/2 of 1%, or (ii)
                           Prime Commercial Lending Rate published from time to time in the Wall Street Journal, calculated on the basis of actual number of days elapsed in a year of 365/366 days.

DEFAULT INTEREST RATE:     Any amount of the principal and interest which is not
                           paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, at a rate per anum equal to the Base Rate plus 200 basis points.

EXPIRATION DATE:           Three (3) years.

REPAYMENT:                 All outstanding Loan Amounts under any Credit
                           Instrument are due on expiration date according to the applicable Maximum Tenor.


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AVAILABILITY:                 i)   The  availability  of all credit  extensions
                                   will be subject to the following borrowing base calculations (refer to ii below for definition):

                                   a)   100% of pledged cash and Marketable
                                        Securities held by bank(s);

                                   b)   100% of the Enron Corp. Subordinated
                                        Debt commitment

                                   c)   90% of pre-approved Qualified Accounts
                                        receivables rated at least A3/A- or
                                        non-approved receivables backed by
                                        Letters of Credit issued by banks
                                        acceptable to the Lender;

                                   d)   87% of pre-approved Qualified Accounts
                                        rated at least BBB;

                                   e)   85% of pre-approved Qualified Accounts
                                        not included in b. or c. above;

                                   f)   80% of Eligible Margin Deposits (net
                                        equity accounts with approved brokers
                                        subject to a satisfactory three party
                                        agreement;

                                   g)   80% of inventory calculated on a Marked
                                        to Market basis;

                                   h)   80% of the cost of crude oil contracted
                                        for but undelivered and covered by
                                        Letters of Credit issued under this
                                        facility;

                                   i)   80% of qualified net exchange
                                        receivables; and

                                   j)   85%/82%/80% of product delivered under
                                        sales contracts but not billed, based
                                        upon value of sales contracts under b.,
                                        c. and d. above, respectively (accrued
                                        accounts receivable).

                              Less 100% of the amount of any unpaid accounts
                                   payable due to interest owners in Texas, New
                                   Mexico and other states where interest owners maintain an automatic priority security interest in oil sold and the proceeds of such sale (this requirement shall be waived during the period in which Enron Corp. is the Lender.)

                               ii) EOTT will provide monthly Borrowing Base
                                   certificates directly to the Lender within ten (10) days of the reporting date that set forth a computation of the required collateral base and detailed back-up information that includes: (a) a schedule of qualified accounts and accrued accounts receivable that show the aging of such accounts; (b) a schedule of netted qualified exchange balances; (c) a schedule of qualified inventory; and (d) a schedule of all contras applied against (a), (b) and (c);

                                   Qualified Accounts and accrued accounts
                                   receivable are limited to those pre-approved by the Lender if over $250,000, which have been reduced by the amount of any right of reduction, counterclaim, offset or adjustment by account debtors; accounts which are not more than 30 days past due; and accounts which are subject to a valid and duly perfected first lien granted to Lender under a Security Agreement;

                                   Qualified exchange balances include the
                                   amount of product valued at an independent posting, to be delivered to EOTT pursuant to valid and binding exchange contracts by exchangers pre-approved by the Lender which are subject to no other liens, encumbrances, charges or claims; and

                              iii) Offshore Advances are subject to
                                   availability, prepayment penalties,
                                   reimbursement for reserves and minimum
                                   advance amounts.









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